Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2019, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-236497) and the related Prospectus of Mereo Biopharma Group plc for the registration of 89,510,410 ordinary shares.

/s/ Ernst & Young LLP

London, United Kingdom

March 6, 2020